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                                                                       EXHIBIT 2





                               AGREEMENT AND PLAN
                                    OF MERGER
                                   DATED AS OF
                                  JULY 25, 1997
                                      AMONG
                             PRIME HOSPITALITY CORP.
                               PH SUB CORPORATION
                                       AND
                           HOMEGATE HOSPITALITY, INC.
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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER.......................................................................1
     Section 1.1  The Merger................................................................1
     Section 1.2  Effective Date of the Merger..............................................1


ARTICLE II  THE SURVIVING CORPORATION.......................................................2
     Section 2.1  Certificate of Incorporation..............................................2
     Section 2.2  By-Laws...................................................................2
     Section 2.3  Board of Directors; Officers..............................................2
     Section 2.4  Effects of Merger.........................................................2


ARTICLE III  CONVERSION OF SHARES...........................................................2
     Section 3.1  Exchange Ratio............................................................2
     Section 3.2  Parent to Make Certificates Available.....................................3
     Section 3.3  Dividends; Stock Transfer Taxes...........................................3
     Section 3.4  No Fractional Shares......................................................4
     Section 3.5  Stock Options.............................................................5
     Section 3.6  Stockholders' Meetings....................................................6
     Section 3.7  Closing of the Company's Transfer Books...................................6
     Section 3.8  Assistance in Consummation of the Merger..................................6
     Section 3.9  Closing...................................................................6
     Section 3.10 Transfer Taxes............................................................6


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT........................................7
     Section 4.1  Organization and Qualification............................................7
     Section 4.2  Capitalization............................................................7
     Section 4.3  Subsidiaries..............................................................8
     Section 4.4  Authorization; Binding Agreement..........................................8
     Section 4.5  No Violations.............................................................8
     Section 4.6  Governmental Approvals....................................................9
     Section 4.7  Reports and Financial Statements..........................................9
     Section 4.8  Absence of Certain Changes or Events......................................10
     Section 4.9  Litigation................................................................11
     Section 4.10 Parent Action.............................................................11
     Section 4.11 Financial Advisor.........................................................11
     Section 4.12 Compliance with Applicable Laws...........................................11
     Section 4.13 Liabilities...............................................................12
     Section 4.14 No Material Adverse Effect................................................12
     Section 4.15 Accounting Matters........................................................12
     Section 4.16 Disclosure................................................................13


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................13
     Section 5.1  Organization and Qualification............................................13
     Section 5.2  Capitalization............................................................13
     Section 5.3  Subsidiaries..............................................................14
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     Section 5.4   Authorization; Binding Agreement........................................15
     Section 5.5   No Violations...........................................................15
     Section 5.6   Governmental Approvals..................................................15
     Section 5.7   Reports and Financial Statements........................................16
     Section 5.8   Absence of Certain Changes or Events....................................17
     Section 5.9   Litigation..............................................................18
     Section 5.10  Employee Benefit Plans..................................................18
     Section 5.11  Labor Matters...........................................................21
     Section 5.12  Company Action..........................................................21
     Section 5.13  Financial Advisor.......................................................21
     Section 5.14  Compliance with Applicable Laws.........................................22
     Section 5.15  Liabilities.............................................................22
     Section 5.16  Taxes...................................................................23
     Section 5.17  Certain Agreements......................................................23
     Section 5.18  Contracts...............................................................24
     Section 5.19  Trademarks..............................................................24
     Section 5.20  No Material Adverse Effect..............................................25
     Section 5.21  Accounting Matters......................................................25
     Section 5.22  Required Vote of Company Common Stock...................................25
     Section 5.23  Real Property...........................................................25
     Section 5.24  Hotel Zoning; Improvements..............................................27
     Section 5.25  Environmental Matters...................................................28
     Section 5.26  Development Agreement...................................................28
     Section 5.27  Insurance...............................................................29
     Section 5.28  Disclosure..............................................................29


ARTICLE VI  REPRESENTATIONS AND WARRANTIES REGARDING SUB...................................29
     Section 6.1 Organization..............................................................29
     Section 6.2 Capitalization............................................................29
     Section 6.3 Authority Relative to this Agreement......................................29


ARTICLE VII  CONDUCT OF BUSINESS PENDING THE MERGER........................................30
     Section 7.1  Conduct of Business by the Company Pending the Merger....................30
     Section 7.2  Conduct of Business by Parent Pending the Merger.........................33
     Section 7.3  Conduct of Business of Sub...............................................33


ARTICLE VIII  ADDITIONAL AGREEMENTS........................................................33
     Section 8.1   Access and Information..................................................33
     Section 8.2   Registration Statement/Proxy Statement..................................34
     Section 8.3   Affiliate and Pooling Agreements........................................35
     Section 8.4   Stock Exchange Listing..................................................36
     Section 8.5   Employee Plans..........................................................36
     Section 8.6   Indemnification and Insurance...........................................36
     Section 8.7   Board Representation....................................................37
     Section 8.8   Additional Agreements...................................................37
     Section 8.9   Alternative Proposals...................................................38
     Section 8.10  Advice of Changes; SEC Filings..........................................39
     Section 8.11  Letter of the Company's Accountants.....................................39
     Section 8.12  Letter of Parent and Sub's Accountants..................................40
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     Section 8.13  Tax Certificate.........................................................40


ARTICLE IX  CONDITIONS PRECEDENT...........................................................40
     Section 9.1  Conditions to Each Party's Obligation to Effect the Merger...............40
     Section 9.2  Conditions to Obligation of the Company to Effect the Merger.............41
     Section 9.3  Conditions to Obligations of Parent and Sub to Effect the Merger.........42


ARTICLE X  TERMINATION, AMENDMENT AND WAIVER...............................................44
     Section 10.1  Termination by Mutual Consent...........................................44
     Section 10.2  Termination by Either Parent or the Company.............................44
     Section 10.3  Termination by the Company..............................................44
     Section 10.4  Termination by Parent...................................................45
     Section 10.5  Effect of Termination and Abandonment...................................45


ARTICLE XI  GENERAL PROVISIONS.............................................................46
     Section 11.1  Non-Survival of Representations, Warranties and Agreements..............47
     Section 11.2  Notices.................................................................47
     Section 11.3  Fees and Expenses.......................................................48
     Section 11.4  Publicity...............................................................48
     Section 11.5  Specific Performance....................................................48
     Section 11.6  Assignment; Binding Effect..............................................49
     Section 11.7  Entire Agreement........................................................49
     Section 11.8  Amendment...............................................................49
     Section 11.9  Governing Law...........................................................49
     Section 11.10 Counterparts............................................................49
     Section 11.11 Headings and Table of Contents..........................................50
     Section 11.12 Interpretation..........................................................50
     Section 11.13 Waivers.................................................................50
     Section 11.14 Incorporation of Exhibits...............................................50
     Section 11.15 Severability............................................................50
     Section 11.16 Certain Definitions.....................................................51
     Section 11.17 Waiver of Jury Trial....................................................51
     Section 11.18 Jurisdiction; Service of Process........................................51
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         Schedules:

         3.5(a)      Stock Options
         4.1         Organization and Qualification
         5.1         Organization and Qualification
         5.3         Subsidiaries
         5.5         No Violations
         5.8         Absence of Certain Changes or Events
         5.9         Litigation
         5.10        Employee Benefit Plans
         5.13        Financial Advisor
         5.16        Taxes
         5.17        Certain Agreements
         5.18        Contracts
         5.19        Trademarks
         5.23        Real Property
         5.24        Hotel Zoning; Improvements
         5.25        Environmental Matters
         5.26        Development Agreement
         7.1         Conduct of Business by the Company Pending the Merger
         8.5         Employee Plans


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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July 25, 1997, by and among Prime Hospitality Corp., a Delaware corporation ("Parent"), PH Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Homegate Hospitality, Inc., a Delaware corporation (the "Company"):

                              W I T N E S S E T H:

            WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company (the "Merger");

            WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein;

            WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

            Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

            Section 1.2 Effective Date of the Merger. The Merger shall become effective at the date and time (the "Effective Date") when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article IX hereof, or at such time thereafter as is provided in such Certificate of Merger.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

            Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect on the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation, provided that such Certificate of Incorporation shall be amended and restated immediately following the Merger in a form satisfactory to Parent and the Surviving Corporation.

            Section 2.2 By-Laws. The By-laws of the Sub as in effect on the Effective Date shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

            Section 2.3 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

            Section 2.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL").


                                   ARTICLE III

                              CONVERSION OF SHARES

            Section 3.1 Exchange Ratio. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any common stock, $.01 par value, of the Company ("Company Common Stock"):

            (a) All shares of Company Common Stock which are held by the Company or any Subsidiary (as defined in Section 11.16) of the Company, and any shares of Company Common Stock owned by Parent, Sub or any other Subsidiary of Parent, shall be canceled.

            (b) Subject to Section 3.4, each remaining outstanding share of Company Common Stock shall be converted into 0.6073 (the "Exchange Ratio") fully paid and nonassessable shares of the common stock, $.01 par value, of Parent ("Parent Common Stock").

            (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in


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respect of, Parent Common Stock or Company Common Stock after the date hereof, the Exchange Ratio shall be adjusted accordingly.

            (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

            Section 3.2 Parent to Make Certificates Available.

            (a) Prior to the Effective Date, Parent shall select an Exchange Agent, which shall be Parent's transfer agent or such other person or persons reasonably satisfactory to the Company, to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, Parent shall make available, and each holder of Company Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing such stock for cancellation, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4 (the "Share Consideration"). Parent Common Stock into which Company Common Stock shall be converted in the Merger shall be deemed to have been issued on the Effective Date.

            (b) Any holder of shares of Company Common Stock who has not exchanged his Certificates for Parent Common Stock in accordance with subsection
(a) within 12 months after the Effective Date shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Company Common Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration.

            Section 3.3 Dividends; Stock Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record


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date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate or Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in this
Section 3.3, deliverable in respect thereof pursuant to this Agreement.

            Section 3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 3.2. Notwithstanding any other provision of this Agreement, each holder of Company Common Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the per-share value of the Parent Common Stock, with such per-share value being deemed equal to the average composite closing sale price for Parent Common Stock on the New York Stock Exchange (the "NYSE") for the 10 business days next


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preceding the Effective Date, as reported in each case in the following day's edition of The Wall Street Journal.

            Section 3.5 Stock Options. (a) Each of the Company's stock option plans (the "Option Plans"), and options to acquire shares of Company Common Stock outstanding on the date hereof, are set forth in Section 3.5(a) of the Company Disclosure Schedule (as defined in Section 5.1). Each Option Plan and all such options which are outstanding immediately prior to the Effective Date, whether vested or unvested (each, an "Option" and collectively, the "Options"), shall be assumed by Parent at the Effective Date, and each such Option shall become an option to purchase a number of shares of Parent Common Stock (a "Substitute Option") equal to the number of shares of Company Common Stock subject to such Option multiplied by the Exchange Ratio (rounded to the nearest whole share). The per share exercise price for each Substitute Option shall be the current exercise price per share of Company Common Stock divided by the Exchange Ratio (rounded up to the nearest full cent), and each Substitute Option otherwise shall be subject to all of the other terms and conditions of the original Option to which it relates. Prior to the Effective Date, the Company shall take such additional actions as are necessary under applicable law and the applicable agreements and Option Plans to ensure that each outstanding Option shall, from and after the Effective Date, represent only the right to purchase, upon exercise, shares of Parent Common Stock. There shall not occur as a result of the Merger any acceleration of vesting or exercisability with respect to any Option, or any lapse of vesting restrictions with respect to any share of restricted stock, other than pursuant to the terms of the original grant agreement, and any such acceleration shall occur without the exercise of discretion by any person or entity.

            (b) As soon as reasonably practicable after the Effective Date, Parent shall cause to be included under a registration statement on Form S-8 of Parent all shares of Parent Common Stock which are subject to Substitute Options, and shall maintain the effectiveness of such registration statement until all Substitute Options have been exercised, expired or forfeited.

            Section 3.6 Stockholders' Meetings. Subject to Section 8.9, the Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. Subject to Section 8.9, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Agreement at the Company Meeting.

            Section 3.7 Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

            Section 3.8 Assistance in Consummation of the Merger. Subject to
Section 8.9, each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Agreement.

            Section 3.9 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 9:00 A.M. local time on the first business day following the day on which the last of the conditions set forth in Article IX (other than those that can only be fulfilled on the Effective Date) is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

            Section 3.10 Transfer Taxes. Parent and Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger (other than transfer or stamp taxes payable in respect of transfers pursuant to Section 3.3) (collectively, "Transfer Taxes"). From and after the Effective Date, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Common Stock, all Transfer Taxes.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Company as follows:

            Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and


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
in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, prospects, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent have been delivered to the Company as Section 4.1 of the disclosure schedule delivered by Parent to the Company in connection with this Agreement (the "Parent Disclosure Schedule"). The Certificate of Incorporation and By-laws of Parent and each of its Subsidiaries are in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any provision of its respective Certificate of Incorporation or By-laws.

            Section 4.2 Capitalization. The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, $.10 par value. As of March 31, 1997, 39,926,662 shares of Parent Common Stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Common Stock at the Effective Date in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever. As of July 23, 1997, except for (i) options to acquire an aggregate of 1,979,499 shares of Parent Common Stock pursuant to the 1995 Employee Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan and the 1992 Stock Option and Performance Incentive Plans, (ii) warrants to acquire an aggregate of 854,713 shares of Parent Common Stock and (iii) $75,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

            Section 4.3 Subsidiaries. Each Subsidiary of Parent is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate, partnership or other power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary of Parent is duly qualified as a foreign corporation, partnership or limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, when taken together with all such failures, has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect.

            Section 4.4 Authorization; Binding Agreement. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. No other corporate proceedings on the part of Parent (or its stockholders) are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

            Section 4.5 No Violations. Parent is not subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or
(ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation or the loss of a material benefit, by its entering into and performing this Agreement, other than, in the case of clause (ii) only, any breaches, violations, defaults, terminations, cancellations, modifications, accelerations or losses which, either singly or in the aggregate, have not had, or would not reasonably be expected to have, a Parent Material Adverse Effect or prevent or unreasonably delay the consummation of the transactions contemplated hereby.

            Section 4.6 Governmental Approvals. Except in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of,


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
any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or thereby.

            Section 4.7 Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1996, and (iv) all other reports or registration statements filed by Parent with the Commission since January 1, 1996 (except for preliminary material in the case of clauses (iii) and (iv) above) (clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in the Parent SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The consolidated financial statements included in the Parent SEC
Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto); present fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended subject, in the case of the unaudited interim consolidated financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in accordance with the books of account and records of the Parent and its Subsidiaries.


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
            Section 4.8 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports and as contemplated by this Agreement, since December 31, 1996 through the date hereof, Parent and its Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate that has had, or would reasonably be expected to have, a Parent Material Adverse Effect; (ii) any material damage, destruction or loss, whether or not covered by insurance; (iii) any investment by Parent or any of its Subsidiaries in any corporation, partnership or other entity in excess of $25,000,000 in the aggregate; (iv) any sale, disposition or other transfer of assets or properties of Parent or any of its Subsidiaries (other than in the ordinary course of business consistent with past practice) in excess of $15,000,000 in the aggregate; (v) the incurrence or guarantee of any indebtedness (other than in the ordinary course of business consistent with past practice) in excess of $5,000,000 in the aggregate; (vi) any entry into any other commitment or transaction material to Parent and its Subsidiaries taken as a whole (other than in the ordinary course of business consistent with past practice); (vii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to its capital stock; (viii) any change in its accounting principles, practices or methods;
(ix) any split, combination or reclassification of any of Parent's capital stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Parent's capital stock;
(x) any repurchase or redemption with respect to its capital stock; (xi) any revaluation by Parent of any of its assets (including, without limitation, the write-off of notes or accounts receivable) in excess of $500,000 in the aggregate; or (xii) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

            Section 4.9 Litigation. Except as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 1996, or the Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries which, either alone or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of its Subsidiaries having, or which would reasonably be expected to have, either alone or in the aggregate, a Parent Material Adverse Effect.

            Section 4.10 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that this Agreement is advisable and in the best interests of Parent and its stockholders and (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL.

            Section 4.11 Financial Advisor. Parent represents and warrants that, except for Montgomery Securities, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

            Section 4.12 Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") necessary in connection with the conduct of their business (the "Parent Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Parent Material Adverse Effect. The Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except for such failures to comply which, singly or in the aggregate, have not had, or would not reasonably be expected to have, a Parent Material Adverse Effect. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which individually or in the aggregate have not had, or would not reasonably be expected to have, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Parent Material Adverse Effect.

            Section 4.13 Liabilities. Since the date of the latest consolidated balance sheet of Parent contained in the Parent SEC Reports through the date hereof, neither Parent nor any of its Subsidiaries has incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise) of the type that is required to be reflected or reserved against in a consolidated balance sheet of Parent and its Subsidiaries, or in the notes thereto, prepared in accordance with generally accepted accounting principles, other than liabilities incurred in the ordinary course of business and liabilities which are fully disclosed or provided for in the most recent Parent SEC Reports. To the knowledge of Parent, there is no basis for any contingent or unknown liability of any nature against Parent or its Subsidiaries, which has had, or would reasonably be expected to have, either singly or in the aggregate, a Parent Material Adverse Effect, other than as reflected in the Parent SEC Reports.

            Section 4.14 No Material Adverse Effect. Except as disclosed in the Parent SEC Reports, Parent is not aware of any fact or facts which has or have had, or would reasonably be expected to have, either singly or in the aggregate, a Parent Material Adverse Effect.

            Section 4.15 Accounting Matters. Neither Parent nor, to its knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a "pooling of interests" in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto and the pronouncements of the Commission. To the knowledge of Parent, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

            Section 4.16 Disclosure. No representation or warranty by Parent in this Agreement, and no schedule or certificate delivered by Parent and furnished to the Company pursuant hereto, or in connection with the transactions contemplated hereby, is false and misleading in any material respect or contains any material misstatement of fact or omits to state any material facts required to be stated to make such information not misleading.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent and Sub as follows:

            Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, prospects, condition (financial or otherwise), liabilities or results of operations of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies of the Certificate of Incorporation and By-laws of the Company and each of its Subsidiaries have been delivered to Parent as Section
5.1 of the disclosure schedule delivered by the Company to Parent in connection with this Agreement (the "Company Disclosure Schedule"). The Certificate of Incorporation and By-laws of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Certificate of Incorporation or By-laws.

            Section 5.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.01 par value. As of the date hereof, 10,725,000 shares of Company Common Stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. There are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote, or which are convertible into or exercisable for securities having the right to vote, on any matters on which the Company's shareholders may vote. Except for options to acquire 641,250 shares of Company Common Stock pursuant to the Company's 1996 Long Term Incentive Plan (the "1996 Plan"), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Company Common Stock outstanding at the Effective Date will be duly authorized, validly issued, fully paid and nonassessable. After the Effective Date, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan (as defined in Section 5.10).

            Section 5.3 Subsidiaries. The only Subsidiaries of the Company are disclosed in Section 5.3 of the Company Disclosure Schedule. Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) ("Significant Subsidiary") of the Company has been named in the Company SEC Reports (as hereinafter defined). Each Subsidiary of the Company is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, when taken together with all such failures, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect. Section 5.3 of the Company Disclosure Schedule contains, with respect to each Subsidiary of the Company, its name and jurisdiction of incorporation and, with respect to each Subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock and the number of shares of capital stock owned by the Company or a Subsidiary. All the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable, and those owned by the Company or by a Subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

            Section 5.4 Authorization; Binding Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of not less than two-thirds of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            Section 5.5 No Violations. Except as set forth in Section 5.5 of the Company Disclosure Schedule, the Company is not subject to or obligated under
(i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation or the loss of a material benefit, by its entering into and performing this Agreement, other than, in the case of clause (ii) only, any breaches, violations, defaults, terminations, cancellations, modifications, accelerations or losses which, either singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or unreasonably delay the consummation of the transactions contemplated hereby.

            Section 5.6 Governmental Approvals. Except in connection or in compliance with the provisions of the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby or thereby.

            Section 5.7 Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since October 24, 1996 and (iv) all other reports or registration statements filed by the Company with the Commission since October 24, 1996 (except for preliminary material in the case of clauses (iii) and (iv) above) (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The consolidated financial statements included in the Company SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flow for the periods then ended subject, in the case of the unaudited interim consolidated financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in accordance with the books of account and records of the Company and its Subsidiaries.

            Section 5.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, as contemplated by this Agreement, for changes permitted by this Agreement or as set forth in Section 5.8 of the Company Disclosure Schedule, since December 31, 1996, the Company and its Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate that has had, or would reasonably be expected to have, a Company Material Adverse Effect; (ii) any material damage, destruction or loss, whether or not covered by insurance; (iii) any investment by the Company or any of its Subsidiaries in any corporation, partnership or other entity in excess of $250,000 in the aggregate; (iv) any sale, disposition or other transfer of assets or properties of the Company or any of its Subsidiaries (other than in the ordinary course of business consistent with past practice) in excess of $250,000 in the aggregate; (v) the incurrence or guarantee of any indebtedness (other than in the ordinary course of business consistent with past practice) in excess of $5,000,000 in the aggregate; (vi) any entry into any other commitment or transaction material to the Company and its Subsidiaries taken as a whole (other than in the ordinary course of business consistent with past practice);
(vii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to its capital stock; (viii) any change in its accounting principles, practices or methods; (ix) any split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's capital stock; (x) any repurchase or redemption with respect to its capital stock; (xi) any grant of or any amendment of the terms of any option to purchase shares of capital stock of the Company; (xii) any granting by the Company or any of its Subsidiaries to any director, officer or employee of the Company or any of its Subsidiaries of (A) any increase in compensation, except for annual increases in the base rates and bonuses of officers or employees in the ordinary course of business, or (B) any increase in severance or termination pay; (xiii) any entry by the Company or any of its Subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of its Subsidiaries; (xiv) any revaluation by the Company of any of its assets (including, without limitation, the write-off of notes or accounts receivable); or (xv) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

            Section 5.9 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, or the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, or on
Section 5.9 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its Subsidiaries having, or which would reasonably be expected to have, either alone or in the aggregate, a Company Material Adverse Effect.

            Section 5.10 Employee Benefit Plans. (a) Section 5.10 of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any Subsidiary of the Company or any Company ERISA Affiliate (as defined below), with respect to which the Company, any Subsidiary of the Company or any Company ERISA Affiliate has any present or contingent liability, or is obligated to contribute thereunder for current or former employees, independent contractors, consultants and leased employees of the Company, any

Subsidiary of the Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans"). Copies of Company Employee Benefit Plans have been provided to Parent.

            (b) None of the Company Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and neither the Company nor any Company ERISA Affiliate presently maintains such a plan. None of the Company, any Subsidiary or Company ERISA Affiliate (subject to the knowledge of the Company, in the case of any Subsidiary or Company ERISA Affiliate acquired by the Company, for periods prior to such acquisition), has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has any of them incurred any material liability due to the termination or reorganization of such a Multiemployer Plan.

            (c) Neither the Company nor any Company Benefit Plan has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

            (d) Except as set forth in Section 5.10 of the Company Disclosure Schedule or as required by applicable law, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

            (e) Except as set forth on Section 5.10 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only employment agreements, consulting agreements, severance agreements or severance policies applicable to the Company or its Subsidiaries are the agreements and policies specifically referred to in Section 5.10 of the Company Disclosure Schedule, copies of which have been provided to Parent. No compensation payable pursuant to any Company Employee Benefit Plan, severance agreements, employment agreements or otherwise will fail to be deductible for Federal income tax purposes by reason of Section 280G or Section 162(m) of the Code.

            (f) None of the Company Employee Benefit Plans is a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA, and neither the Company nor any Company ERISA Affiliate presently maintains such a plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate has any material present or contingent liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. None of the Company, any of its Subsidiaries or any Company ERISA Affiliate (subject to the knowledge of the Company, in the case of any Subsidiary of the Company or Company ERISA Affiliate acquired by the Company, for periods prior to such acquisition) has engaged in any transaction described in Section 4069 of ERISA.

            (g) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan and there have been no amendments to any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

            (h) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof and no contributions have been made to the Company Employee Benefit Plans that would be considered non-deductible under the Code.

            (i) There has been no material violation of ERISA or the Code or any other applicable law with respect to the filing of applicable reports, documents and notices regarding the Company Employee Benefit Plans or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Employee Benefit Plans.

            (j) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been delivered or made available to Parent by the Company: (i) all plans and related trust documents and any other instruments or contracts under which the Company Employee Benefit Plans are operated, and amendments thereto; (ii) the Forms 5500 since inception;
(iii) summary plan descriptions and (iv) IRS determination letters.

            (k) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the

Company's knowledge, threatened, against the Company Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or, to the Company's knowledge, against any fiduciary of the Company Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

            (l) The Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

            For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

            Section 5.11 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the knowledge of the Company, threatened involving employees of the Company or any of its Subsidiaries. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries and neither the Company nor any Subsidiary has experienced any strike, material slowdown or material work stoppage or lockout since January 1, 1996.

            Section 5.12 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of its directors
(a) determined that the Merger is fair to and in the best interests of the Company and its shareholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL and (c) resolved to recommend the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting.

            Section 5.13 Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view. The Company represents and warrants that (i) except for Bear, Stearns & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries and (ii) the fees and commissions payable to the Company's financial advisors, as contemplated by this Section, will not exceed the aggregate amount set forth in that certain letter, dated July 1, 1997, from Bear, Stearns & Co. Inc. to the Company, a copy of which is attached to Section 5.13 of the Company Disclosure Schedule.

            Section 5.14 Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary in connection with the conduct of their business (the "Company Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply which, singly or in the aggregate, have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which individually or in the aggregate have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect.

            Section 5.15 Liabilities. Since the date of the latest balance sheet of the Company contained in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise) of the type that is required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries, or in the notes thereto, prepared in accordance with generally accepted accounting principles, other than liabilities incurred in the ordinary course of business and liabilities which are fully disclosed or provided for in the most recent Company SEC Reports filed prior to the date hereof. To the knowledge of the Company, there is no basis for any contingent or unknown liability of any nature against the Company or its Subsidiaries, which has had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect, other than as reflected in the Company SEC Reports.

            Section 5.16 Taxes. For the purposes of this Agreement, the term "Tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, real and personal property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Section 5.16 of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries has filed all material Tax returns required to be filed by any of them (taking into account all valid extensions of filing dates) and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all material Taxes required to be paid in respect of the periods covered by such returns;
(ii) the information contained in such Tax returns is true, complete and accurate in all material respects; (iii) neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax, except where such delinquency has not had, or would not reasonably be expected to have, a Company Material Adverse Effect; (iv) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been finally settled or paid in full, neither the Company nor any of its Subsidiaries are under audit (or has received any notification of such an audit) by any taxing authority, and no consents to extend the time to assess any Tax have been granted or requested; and (v) none of the Company and its Subsidiaries is obligated, or is reasonably expected to be obligated, to make any payments, or is a party to any agreement that under certain circumstances would obligate it, or reasonably be expected to obligate it, to make any payments that will not be deductible under Section 280G of the Code.

            Section 5.17 Certain Agreements. Except as set forth in Section 5.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to (i) any agreement (oral or written) with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement; (ii) any agreement (oral or written) with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending beyond the Effective Date; or
(iii) any plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

            Section 5.18 Contracts. All material contracts and agreements are listed in Section 5.18 of the Company Disclosure Schedule, and true, complete and correct copies of all such contracts and agreements (together with all amendments thereto) have been delivered to Parent prior to the date hereof. All such contracts and agreements are valid and binding and are in full force and effect and enforceable against the other parties thereto in accordance with their respective terms (except with respect to the real estate purchase contracts, which will be so valid and binding and in full force and effect and enforceable upon the incorporation of an adequate legal description of the property into such contracts), subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally. Except as set forth in
Section 5.18 of the Company Disclosure Schedule, (i) no approval or consent of, or notice to, any person is needed in order that such contract or agreement (and the real estate purchase contracts to the extent set forth in the preceding sentence) shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following consummation of the transactions contemplated by this Agreement, except for such penalties, accelerations or rights which have not had, and would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect and (ii) the Company is not in violation or breach of or default under any such contract or agreement which violation or breach or default has had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect, nor, to the Company's knowledge, is any other party to such contract or agreement. There is no contract or agreement required to be described in or filed as an exhibit to any Company SEC Report that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be.

            Section 5.19 Trademarks. The Company and its Subsidiaries own or have valid rights to use all trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are material to the businesses of the Company and its Subsidiaries (the "Intellectual Property"), all of which are listed on Section
5.19 of the Company Disclosure Schedule, and there is no conflict with the rights of the Company and its Subsidiaries therein or any conflict with the rights of others therein which have had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither the Merger nor the transactions contemplated hereby will adversely affect the rights of the Company or any of its Subsidiaries in respect of any of the Intellectual Property.

            Section 5.20 No Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company is not aware of any fact or facts which has or have had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect.

            Section 5.21 Accounting Matters. Neither the Company nor, to its knowledge, any of its affiliates, has through the date hereof, taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto and the pronouncements of the Commission. To the knowledge of the Company, the Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

            Section 5.22 Required Vote of Company Common Stock. The approval of the holders of not less than two-thirds of the outstanding shares of Company Common Stock is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of the Company is required by law, the Certificate of Incorporation or By-laws of the Company or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

            Section 5.23 Real Property. (a) The Company and its Subsidiaries have good and indefeasible title to (i) the real property reflected on the consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997 and own all of the improvements located thereon and the real property (and the improvements thereon) thereafter acquired, all of which (as of the date hereof) are listed in Section 5.23(a) of the Company Disclosure Schedule (collectively, the "Operating Real Property") and (ii) the real property under development (and the improvements thereon), all of which (as of the date hereof) are listed in Section 5.23(a) of the Company Disclosure Schedule (collectively, the

"Development Properties"), in each case free and clear of any lien except Permitted Exceptions. "Permitted Exceptions" shall mean, with respect to the individual property comprising the Operating Real Property and the Development Properties, (a) liens set forth in Section 5.23(a) of the Company Disclosure Schedule; (b) any liens for real estate taxes and assessments not yet delinquent or which are being contested by the Company in good faith and for which the Company has taken appropriate reserves in accordance with generally accepted accounting principles consistently applied; (c) any imperfection of title that, individually or in the aggregate with other such liens, does not materially and adversely interfere with the current or intended use of the property subject thereto or detract from the indefeasibility and insurability (at standard rates by a title company of nationally recognized standing) of the property subject thereto or materially impair the operations of the Company; (d) mechanics' liens with respect to the Development Properties; (e) the rights of hotel guests; and
(f) the encumbrances set forth on the owner's title insurance policy or commitments therefor issued to the Company for such property, delivered to Parent prior to the date hereof.

            (b) As of the date hereof, the Company has executed only the letters of intent or contracts for the acquisition and development of additional hotel sites (the sites which are the subject of such letters of intent or contracts being referred to as "Contract Properties") which are listed in Section 5.23(b) of the Company Disclosure Schedule.

            (c) All utilities and services necessary for the use and operation of the Operating Real Property (including road access, gas, water, electricity and telephone) are available thereto, and are of sufficient capacity to meet adequately all needs and requirements necessary for current use and operation of such respective Operating Real Property and for their respective intended purposes.

            (d) The Development and Construction Agreements, Development Plans, Completion Guaranties, Construction Contracts and Project Schedules entered into pursuant to the Master Development Assistance Agreement, dated as of February 9, 1996 (the "Master Development Agreement"), and the Management Agreements entered into pursuant to the Extended-Stay Management Assistance Agreement, dated as of August 26, 1996 (the "Master Management Agreement"), in each case delivered by the Company to Parent, are all agreements in existence as of the date hereof (other than architect's agreements and sub-contracts) with respect to the development, construction and management of the Development Properties as of the date hereof and are true, correct and complete copies thereof and, to the knowledge of the

Company, are in full force and effect and enforceable in accordance with their terms and no party to any such document has committed a default thereunder or any act or thing which with the giving of notice or the passage of time may constitute such a default. The Company reasonably anticipates that substantial completion of the Development Properties will occur on or before the dates specified in Section 5.23(d) to the Company Disclosure Schedule, in accordance with the Development Budgets attached to the Company Disclosure Schedule and in accordance with all requirements of the Development Agreements and Development Plans. If constructed in accordance with the Development Plans, the Development Properties shall comply in all material respects with all applicable codes and zoning laws and resolutions.

            (e) None of the Operating Real Property, the Development Properties or, to the Company's knowledge, the Contract Properties is subject to any right or option of any other person to purchase or lease or otherwise obtain title to or an interest in such property.

            (f) There is no outstanding violation by the Company or its Subsidiaries of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting any Operating Real Property or Development Properties, except to the extent the same would not individually or in the aggregate have a Company Material Adverse Effect.

            Section 5.24 Hotel Zoning; Improvements. Except as set forth in
Section 5.24 of the Company Disclosure Schedule, each of the Operating Real Properties complies in all material respects with all applicable codes and zoning laws and resolutions, and there is no pending or, to the knowledge of the Company or its Subsidiaries, threatened condemnation, zoning change or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Operating Real Properties. The improvements comprising any portion of each Operating Real Property (the "Improvements") are free of physical, mechanical, structural, design or construction defects which would, singly or in the aggregate, have a Company Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects (for which provision to repair has not been made) which have had or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect.

            Section 5.25 Environmental Matters. The Company and its Subsidiaries have obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution, public health and safety or the environment ("Environmental Laws") and are in compliance with all Environmental Laws and with all such licenses, permits and authorizations, except to the extent such failure to obtain, maintain or comply have not had, or would not reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any other Environmental Laws, which has had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect; nor has the Company or any of its Subsidiaries received notice of any such liability or any claim therefor or submitted notice pursuant to CERCLA to any governmental agency with respect to any of their respective assets. Except as set forth in Section 5.25 of the Company Disclosure Schedule, no hazardous substance, hazardous waste, contaminant, petroleum product, chemical, pollutant or toxic substance (as such terms are defined in any applicable Environmental
Law) has been released, placed, dumped, emitted or otherwise come to be located on, at or beneath any of the assets or properties of the Company or any of its Subsidiaries or any surface waters or groundwaters thereon or thereunder which has had, or would reasonably be expected to have, either singly or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns or operates, or has ever owned or operated, an underground storage tank containing a regulated substance, as such term is defined in the Resource Conservation and Recovery Act. There is no asbestos at or in any of the assets or properties of the Company or any of its Subsidiaries.

            Section 5.26 Development Agreement. The Master Development Agreement, filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, is in full force and effect and, except as set forth in Section 5.26 of the Company Disclosure Schedule, has not been amended or modified, and neither the Company nor its Subsidiaries has received any notice of default or termination, or have knowledge of any event that, with notice or lapse of time, or both, would constitute a default or termination, under such agreement.

            Section 5.27 Insurance. The Company and each of its Subsidiaries maintain insurance against losses and risks in accordance with customary industry practice in amounts that are adequate to protect the Company and each of its Subsidiaries and their respective businesses.

            Section 5.28 Disclosure. No representation or warranty by the Company in this Agreement and no schedule or certificate delivered by the Company and furnished or to be furnished to Parent pursuant hereto, or in connection with the transactions contemplated hereby, is false and misleading in any material respect or contains any material misstatement of fact or omits to state any material facts required to be stated to make such information not misleading.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

            Parent and Sub jointly and severally represent and warrant to the Company as follows:

            Section 6.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

            Section 6.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

            Section 6.3 Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Except as referred to herein or in connection or in compliance with the provisions of the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement.

                                   ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

            Section 7.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Date, unless Parent shall otherwise consent in writing:

            (i) the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its Subsidiaries to, use their best efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them with the intent that their goodwill and on-going businesses are unimpaired at the Effective Date, except as set forth in Section 7.1 of the Company Disclosure Schedule;

            (ii) except as required by this Agreement, the Company and its Subsidiaries shall not and shall not propose to (a) sell or pledge or agree to sell or pledge any capital stock owned by the Company in any of its Subsidiaries; (b) amend its Certificate of Incorporation or By-laws; (c) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or (d) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

            (iii) the Company shall not, nor shall it permit any of its Subsidiaries to, (a) issue, deliver, sell, transfer or otherwise dispose of or agree to issue, deliver, sell, transfer or otherwise dispose of any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness having the right to vote, or which are convertible into or exercisable for securities having the right to vote, with respect to matters on which the Company's shareholders may vote, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than pursuant to the exercise of vested Options outstanding on the date hereof under the Option Plans; (b) acquire (including by merger, consolidation or acquisition of stock or assets), lease, pledge, encumber or dispose or agree to acquire (including by merger, consolidation or acquisition of stock or assets), lease, pledge, encumber or dispose of any capital assets or any other assets other than in accordance with the Master Development Agreement (and with Parent's prior written consent with respect to proposed development sites); (c) incur additional indebtedness, assume, guarantee, endorse or otherwise become responsible for the obligations of any person, make loans or advances or encumber or grant a security interest in any asset or enter into any other material transaction in excess of $250,000 in the aggregate; (d) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in excess of $250,000 in the aggregate in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (e) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (f) with respect to the Contract Properties, enter into any material amendment to the agreement to acquire any Contract Property or modify in any material respect any letter of intent to acquire any Contract Property or waive any material diligence contingencies; (g) amend, modify or terminate any contracts or agreements with respect to the Operating Real Property or the Development Property, except if such amendment, modification or termination would not have a material adverse effect on the respective Operating Real Property or Development Property; or (h) enter into any new contracts or agreements, including any leases, with respect to the Operating Real Property or the Development Property, except if such contract or agreement would not have a material adverse effect on the respective Operating Real Property or Development Property;

            (iv) the Company shall not, nor shall it permit any of its Subsidiaries to, except as required to comply with applicable law and except as provided in Section 8.5 hereof, enter into any new (or amend any existing) Company Employee Benefit Plan or any new (or amend any existing) employment, severance, executive compensation (including without limitation stock option and restricted stock agreements between the Company and any employee or any other person or entity) or consulting agreement, grant any general increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), grant any stock options or other stock-based awards or take any action to accelerate any stock options or other stock-based awards, or grant any increase in the compensation payable or to become payable to any director, officer or employee, except for annual increases in the base rates and bonuses of officers or employees consistent with past practices;

            (v) the Company shall not, nor shall it permit any of its Subsidiaries to, make any investments in non-investment grade securities;

            (vi) the Company shall not, nor shall it permit any of its Subsidiaries to, take any action to change accounting principles, policies or procedures (including, without limitation, procedures with respect to revenue recognition, payment of accounts payable and collection of accounts receivable);

            (vii) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (as defined in Section 11.16) except pursuant to the Master Management Agreement and the Master Development Agreement and except for reasonable and customary brokerage commissions payable to Trammell Crow Company and its Affiliates on market terms for services rendered;

            (viii) the Company shall, and shall cause its Subsidiaries to, (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries; (c) maintain and keep its properties and equipment in good repair, working order and condition; and (d) perform its obligations under all material contracts and commitments to which it is a party or by which it is bound;

            (ix) the Company shall not, nor shall it permit any of its Subsidiaries to, take, or agree in writing or otherwise to take, any action which would cause a breach of any of the representations or warranties of the Company contained in this Agreement or prevent the Company from performing or cause the Company not to perform its covenants hereunder;

            (x) except as set forth in this Agreement or with the prior written consent of Parent, the Company shall not submit any matters to its shareholders for approval; and

            (xi) the Company shall not, nor shall it permit any of its Subsidiaries to, take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a

     "reorganization" within the meaning of Section 368(a) of the Code.

            Notwithstanding anything set forth in this Section 7.1, the Company and its Subsidiaries may enter into management agreements pursuant to the Master Management Agreement and (i) the hotel development transactions and (ii) the financing transactions with Parent (or its Affiliates) or Bank One, Texas, NA (or its Affiliates), in each case as set forth in Section 7.1 of the Company Disclosure Schedule and in accordance with the Master Development Agreement and the terms and conditions set forth therein, without the prior written consent of Parent.

            Section 7.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Date, unless the Company shall otherwise agree in writing or except as otherwise required by this Agreement, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided that Parent may engage in acquisitions and dispositions in the hospitality business and related businesses and may engage in debt or equity financing or enter into sale/leaseback agreements or other financing arrangements with respect to properties.

            Section 7.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

            Section 8.1 Access and Information. Each of the Company and Parent and their respective Subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated February 11, 1997 between Parent and the Company.

            Section 8.2 Registration Statement/Proxy Statement. Parent and the Company shall cooperate and promptly prepare, and Parent shall file with the Commission as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, portions of which Registration Statement shall also serve as the proxy statement with respect to the Company Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the Commission with respect to the Form S-4 to the Company and advise the Company of any oral comments with respect to the Form S-4 received from the Commission. Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement and will pay all expenses incident thereto. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting, or (ii) in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting, or, (ii) in the case of the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company and the

Company Meeting shall be deemed to have been supplied by the Company. No amendment or supplement to the Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information.

            Section 8.3 Affiliate and Pooling Agreements. As soon as practicable after the date hereof, the Company shall deliver to Parent a list of names and addresses of those persons who are "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 (or any successor rule, for so long as such rule is in effect) of the rules and regulations promulgated under the Securities Act (and shall keep such list current through the record date for the Company Meeting). The Company shall use all reasonable efforts to obtain and deliver or cause to be delivered to Parent, prior to the Effective Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in form and substance satisfactory to Parent to the effect that such Affiliate will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued to such Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or in a transaction that, in the opinion of counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and otherwise in a manner consistent with applicable accounting requirements so that the Merger qualifies as a "pooling of interests" (an "Affiliate Letter"). Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of the Merger, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

            Section 8.4 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

            Section 8.5 Employee Plans. (a) Parent agrees to honor all contracts and agreements of the Company or any of its Subsidiaries authorized by the Company or any of its Subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of the Company or any of its Subsidiaries and which are set forth in Section 8.5 of the Company Disclosure Schedule. Parent agrees to provide the employment or severance arrangements as set forth on Schedule 8.5; and

            (b) Parent agrees to provide to officers and employees of the Company and its Subsidiaries who become or remain regular (full-time) employees of Parent or any of its Subsidiaries, employee benefits, other than salary, bonus and stock options, no less favorable than those provided by Parent and its Subsidiaries to their similarly situated officers and employees. Any employee of the Company or any of its Subsidiaries who becomes a participant in any employee benefit plan, program, policy or arrangement of Parent or any of its Subsidiaries after the Effective Date shall be given credit under such plan, program, policy or arrangement for all service with the Company or any of its Subsidiaries, and, if applicable, with Parent or any of its Subsidiaries, prior to becoming such a participant for purposes of eligibility and vesting.

            Section 8.6 Indemnification and Insurance. (a) From and after the Effective Date, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law; provided, however, that the requirement to advance expenses shall be limited to those instances in which the Indemnified Party undertakes to repay such amount if it shall ultimately be determined that he is not required to be indemnified under Section 145(c) of the DGCL. Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or Bylaws, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect, and the obligations of the Surviving Corporation are hereby unconditionally guaranteed by Parent, for a period of not less than six years from the Effective Date; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

            (b) Parent agrees to maintain or cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Date policies of directors' and officers' liability insurance equivalent to those maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the current annual premiums paid by the Company for such insurance, but in such case shall purchase as much coverage as possible for such amount.

            (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

            Section 8.7 Board Representation. (a) Parent acknowledges its intent to discuss the potential nomination or appointment to its Board of Directors of a nominee of the Company and to that end will consider the potential nomination or appointment of such qualified persons as may be proposed by the Company; provided, however, that such acknowledgment shall not obligate Parent to nominate or appoint any such person to its Board of Directors.

            (b) On or prior to the Effective Date, the Company shall use all reasonable efforts to deliver to Parent evidence satisfactory to Parent of the resignations of the directors of the Company, such resignations to be effective immediately prior to the Closing.

            Section 8.8 Additional Agreements. (a) Subject to the terms and conditions herein provided (including without limitation Section 8.9), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

            (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

            (c) Following the Effective Date, Parent shall use its best efforts to conduct the business, and shall cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by this Agreement, in a manner which would not jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            Section 8.9 Alternative Proposals. Prior to the Effective Date, the Company agrees (a) that neither it nor any of its Subsidiaries shall, and it and they shall direct and use its and their best efforts to cause its and their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer made prior to the termination of this Agreement (and any subsequent amended proposal or offer made by the same or an affiliated party) being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement relating to any Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.9; and (c) that it will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 8.9 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes or proposes to make an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (C) the Company keeps Parent promptly informed of the status and all material terms and conditions of any such discussions or negotiations (including identities of parties); and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 8.9 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article X hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of the Company under this Agreement.

            Section 8.10 Advice of Changes; SEC Filings. The Company shall confer on a regular basis with Parent on operational matters. Parent and the Company shall promptly advise each other orally and in writing of any change or event that has had, or could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the Commission or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            Section 8.11 Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent and Sub at the time of mailing of the Proxy Statement/Prospectus a "comfort" letter from Ernst & Young LLP of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated the date of such mailing, in form and substance reasonably satisfactory to Parent and Sub, in connection with the procedures undertaken by them with respect to the financial statements of the Company contained or incorporated by reference in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

            Section 8.12 Letter of Parent and Sub's Accountants. Parent and Sub shall use their respective best efforts to cause to be delivered to the Company at the time of mailing of the Proxy Statement/Prospectus a "comfort" letter from Arthur Andersen LLP, of the kind contemplated by the AICPA Statement, dated the date of such mailing, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements of Parent contained or incorporated by reference in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

            Section 8.13 Tax Certificate. The Company shall use all reasonable efforts to provide Parent a certificate of non-foreign status in the manner provided in Treasury Regulation Sec. 1.1445-2 from each Company stockholder owning, actually or constructively, five percent (5%) or more of the Company Common Stock.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

            Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

            (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

            (b) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to stockholders of the Company in connection with the Merger shall have been obtained.

            (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction lifted).

            (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective

Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, properties, assets, prospects, condition (financial or otherwise), liabilities or results of operations of Parent and the Company (and their respective Subsidiaries), taken as a whole, following the Effective Date.

            (e) The Parent Common Stock to be issued to Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

            Section 9.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

            (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Date, and the representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true, and those that are not so qualified shall be true in all material respects, when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement, and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub to that effect.

            (b) The Company shall have received an opinion from Vinson & Elkins L.L.P., based upon certificates and letters from the Company, Parent and Sub and certain stockholders of the Company (reasonably requested by such counsel), to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon representations of fact contained in certificates and letters as specified in the preceding sentence.

            (c) The Company shall have received a "comfort" letter from Arthur Andersen LLP, of the kind contemplated by the AICPA Statement, dated the Effective Date, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements of Parent contained or incorporated by reference in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

            (d) From the date of this Agreement through the Effective Date, there shall not have occurred any change, individually or together with other changes, that has had, or would reasonably be expected to have, a material adverse change in the financial condition, business, results of operations or prospects of Parent and its Subsidiaries, taken as a whole.

            Section 9.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

            (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date, and the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true, and those that are not so qualified shall be true in all material respects, when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), except as expressly contemplated or permitted by this Agreement, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

            (b) Parent and Sub shall have received an opinion from Willkie Farr & Gallagher, based upon certificates and letters from the Company, Parent and Sub and certain stockholders of the Company (reasonably requested by such counsel), to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon representations of fact contained in certificates and letters as specified in the preceding sentence.

            (c) Parent and Sub shall have received a "comfort" letter from Ernst & Young LLP, of the kind contemplated by the AICPA Statement, dated the Effective Date, in form and substance reasonably satisfactory to Parent, in connection with the procedures undertaken by them with respect to the financial statements of the Company contained or incorporated by reference in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

            (d) From the date of this Agreement through the Effective Date, there shall not have occurred any change, individually or together with other changes, that has had, or would reasonably be expected to have, a material adverse change in the financial condition, business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

            (e) The Company shall have received estoppel certificates, in a form satisfactory to Parent, executed by the third parties to the Master Development Agreement.

            (f) The Agreement Regarding Termination of Management Agreements, dated the date hereof, between the Company and VPS I, L.P., Parent, Crow Hotel Realty Investors, L.P., Wyndham Management Corporation, Wyndham Hotel Corporation and Wyndham IP Corporation with respect to, among other things, termination of the Management Agreements under the Master Management Agreement shall be in full force and effect and shall not have been amended or modified, and the parties thereto shall have performed their respective obligations required to be performed thereunder at or prior to the Effective Date.

            (g) The Company shall have received the consent of each of Bank One, Texas, NA (or its Affiliates or agents) and Nomura Asset Capital Corporation, in a form satisfactory to Parent, with respect to this Agreement and the transactions contemplated hereby.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

            Section 10.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent and the Company.

            Section 10.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by December 31, 1997, or (b) the approval of the Company's stockholders required by Section 3.6 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger.

            Section 10.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the adoption and approval by the stockholders of the Company referred to in Section 3.6, by action of the Board of Directors of the Company, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, the Board of Directors of the Company determines that such termination is required by reason of an Alternative Proposal being made, or (b) there has been a breach by Parent or Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Parent Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent or (d) a change or changes having the effect specified in
Section 9.2(d) shall have occurred.

            Section 10.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, by action of the Board of Directors of Parent, if (a) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company stockholders, (b) there has been a breach by the Company of any representation or warranty contained in this Agreement which has had, or would be reasonably expected to have, a Company Material Adverse Effect, (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or (d) a change or changes having the effect specified in Section 9.3(d) shall have occurred.

            Section 10.5 Effect of Termination and Abandonment. (a) In the event that (x) any person shall have made an Alternative Proposal and thereafter this

Agreement is terminated by the Company pursuant to Section 10.3(a), (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company stockholders and Parent shall have terminated this Agreement pursuant to Section 10.4(a) or
(z) any person shall have made an Alternative Proposal and thereafter this Agreement is terminated by either party pursuant to Section 10.2(b), or by Parent pursuant to Section 9.3(a) as a result of the Company's intentional failure to perform one of its agreements contained in this Agreement or intentional breach of one of its representations and warranties contained in this Agreement and within 12 months thereafter such Alternative Proposal shall have been consummated, then in the case of either (x), (y) or (z) above, the Company shall promptly, but in no event later than two days after such termination (in the case of (x) or (y)) or consummation (in the case of (z)), pay Parent a fee of $3,325,000, which amount shall be payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 10.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.5(a), and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 10.5(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum.

            (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5 and Section 11.3 and except for the provisions of Sections 8.1, 11.6, 11.7, 11.9, 11.11, 11.12 and 11.15. Moreover, in the event of termination of this Agreement pursuant to Section 10.2, 10.3 or 10.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity; provided, that following termination of this Agreement upon the occurrence of any of the events described in clauses (x), (y) or (z) of Section 10.5, and provided that the fee payable pursuant to Section 10.5 shall after such termination (in the case of (x) or (y)) or consummation (in the case of (z)) be paid, neither Parent nor Sub shall (i) have any rights whatsoever in respect of or in connection with the representation, and warranties, covenants and agreements of the Company, (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Alternative Proposal or (iii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Alternative Proposal, the payment of the fee therein described being Parent's sole and exclusive remedy; provided, further, that Parent may waive its right to receive the fee following termination of this Agreement upon the occurrence of any of the events described in clause (z) of Section 10.5 by written notice to the Company in which case the foregoing proviso shall not be applicable.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            Section 11.1 Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the Effective Date. All covenants and agreements set forth in this Agreement shall survive the Effective Date or the termination of this Agreement, as applicable, in accordance with their terms or as set forth in Section 10.5(b) hereof, respectively.

            Section 11.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                     If to Parent or Sub:

                     Prime Hospitality Corp.
                     700 Route 46 East
                     P.O. Box 2700
                     Fairfield, New Jersey  07007
                     Attention: President and Chief Executive
Officer
                     Telecopy No.: (201) 808-8577

                     With a copy to:

                     Willkie Farr & Gallagher
                     One Citicorp Center
                     153 East 53rd Street
                     New York, New York 10022
                     Attention: Jack H. Nusbaum, Esq.
                     Telecopy No.: (212) 821-8111

                     If to the Company:

                     Homegate Hospitality, Inc.
                     111 Congress Avenue
                     Suite 2600
                     Austin, Texas 78701
                     Attention: Chief Operating Officer
                     Telecopy No.: (512) 477-6800

                     With a copy to:

                     Vinson & Elkins L.L.P.
                     3700 Trammell Crow Center
                     2001 Ross Avenue
                     Dallas, Texas  75201
                     Attention:  Derek R. McClain, Esq.
                     Telecopy No.:  (214) 220-7716

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

            Section 11.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as expressly provided herein and except that (a) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the Commission and (b) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy
Statement/Prospectus, shall be shared equally by the Company and Parent.

            Section 11.4 Publicity. So long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 11.4.

            Section 11.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, with the exception of Section 8.5 of the Parent Disclosure Schedule and Section 8.6 hereof, which are intended to have third party beneficiary effect with respect to the individuals described or named therein.

            Section 11.7 Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement dated February 11, 1997, between the Company and Parent, the letter described in Section 8.5(a) and any documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            Section 11.8 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of aws.

            Section 11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            Section 11.11 Headings and Table of Contents. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            Section 11.12 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

            Section 11.13 Waivers. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

            Section 11.14 Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule


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
and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

            Section 11.15 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            Section 11.16 Certain Definitions. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. As used in this Agreement, an "Affiliate" of a person or entity is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

            Section 11.17 Waiver of Jury Trial. PARENT, SUB AND THE COMPANY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            Section 11.18 Jurisdiction; Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE, AND AGREES THAT VENUE IN EACH OF SUCH COURTS IS PROPER IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH.


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


            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                       PRIME HOSPITALITY CORP.

                                       /s/ John M. Elwood
                                       ----------------------------------------
                                       By: John M. Elwood
                                       Title:  Executive Vice
                                               President and Chief
                                               Financial Officer

                                       PH SUB CORPORATION

                                       /s/ John M. Elwood
                                       ----------------------------------------
                                       By: John M. Elwood
                                       Title:  President

                                       HOMEGATE HOSPITALITY, INC.

                                       /s/ Robert A. Faith
                                       ----------------------------------------
                                       By: Robert A. Faith
                                       Title:  Chairman of the Board,
                                               Chief Executive
                                               Officer and President


                                       50